Exhibit 99.1

Plymouth Industrial REIT Adds REIT Veteran John Guinee to Board of Directors

BOSTON—(January 11, 2021) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced it has appointed John W. Guinee III to the Board of Directors. Mr. Guinee will serve as an independent director and will be a member of the Company’s Audit Committee.

Mr. Guinee was most recently Managing Director at Stifel, where he covered over 40 REITs in the office, industrial, multifamily and diversified property sectors. During his 15-year career as a sell-side analyst, he led the creation of new valuation methods for REITs, including estimating premiums and discounts to replacement cost and estimating the value creation of REITs over time. Prior to that time, he was Executive Vice President and Chief Investment Officer at Duke Realty, and Executive Vice President and Chief Investment Officer at Charles E. Smith Residential Realty during periods of significant growth and transformation for both companies. He also served for eleven years as Managing Director at LaSalle Investment Management and LaSalle Partners. He began his real estate career as a development officer at Hines in San Francisco. Mr. Guinee currently serves on the Artemis Real Estate Partners Advisory Board, as well as the board of Irvine Nature Center.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth, noted, “As we conducted our search for potential additions to the board, we recognized that John’s unique perspective as a REIT research analyst on the sell-side and buyside and as a chief investment officer for two REITs, made him a very compelling candidate. John has extensive experience in the REIT industry and is passionate about the industrial sector and the opportunities we have ahead of us. We look forward to his counsel and contributions to our continued growth.”

John Guinee added, “I could not be more excited to help Jeff and a very high-quality team at Plymouth Industrial REIT create more shareholder value. The low basis, value-add investment strategy is unique, and perhaps underappreciated, in the industrial REIT space. Plymouth offers an excellent entry point for investors relative to the larger industrial REITs.”

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com